Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation of our report dated June 27, 2008, accompanying the consolidated financial statements in this Form 10-K as of March 31, 2008 and for the year then ended.

/s/ Mark Bailey & Company, Ltd.
Mark Bailey & Company, Ltd.
Reno, Nevada
June 30, 2008